EXHIBIT 4.1

                           Specimen Stock Certificate

No.                                                                       Shares



                                GLINT CORPORATION
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


                            AUTHORIZED CAPITAL STOCK
            50,000,000 Shares Common Stock, par value $.001 per share
          10,000,000 Shares Preferred Stock, par value $.001 per share


THIS CERTIFIES THAT is the owner of Shares of Common Stock of Glint Corporation, fully paid and non-assessable, transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this __ day of _______ A.D. 2000


--------------------------                          ----------------------------
  Roma Kidd, Secretary                                   Roma Kidd, President

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